FOR IMMEDIATE RELEASE

ENERJEX RESOURCES AND BLACK RAVEN ENERGY ENTER INTO MERGER AGREEMENT

EnerJex to Acquire Major Position in Third Largest Oil Field in Colorado

Merger Consideration Based on $0.70 EnerJex Common Share Price

Potential Proceeds from Pending Lawsuit Preserved for EnerJex Stockholders

San Antonio, Texas and Kansas City, Missouri (July 29, 2013) – EnerJex Resources, Inc. (OTCMarkets: ENRJ) (“EnerJex” or the “Company”), a domestic onshore oil company, announced today that it has entered into a merger agreement to acquire Black Raven Energy, Inc. (“Black Raven”), a privately held oil and natural gas exploration and production company. Upon consummation of the merger, each share of Black Raven common stock will be converted into 0.34791 of a common share of EnerJex, subject to certain adjustments, resulting in Black Raven stockholders owning approximately 37% of the post-merger Company on a diluted basis.

Following the merger, the combined enterprise will be a midcontinent-focused independent oil and natural gas exploration and production company with a deep inventory of low-risk drilling opportunities and exposure to emerging unconventional oil resource plays through its sizeable acreage footprint in the Denver-Julesburg (“DJ”) Basin.

Terms of the Transaction

The exchange ratio of 0.34791 of a share of EnerJex common stock for each Black Raven share was established based on a negotiated value of $0.70 per EnerJex share. On July 22, 2013, the last trading day preceding the execution of the merger agreement, the over-the-counter price quoted for an EnerJex share was $0.54.

Based on a negotiated value of $0.70 per share of EnerJex common stock, this transaction represents an implied price per share for Black Raven of $0.24. Aggregate consideration in the transaction is expected to be approximately $45 million based on the assumed issuance of approximately 43.5 million shares of EnerJex common stock and the anticipated assumption by EnerJex of approximately $15 million of additional long-term debt in order to discharge or acquire Black Raven’s existing debt. EnerJex believes that it will be able to obtain this funding through traditional bank financing. Shareholders of Black Raven other than West Coast Opportunity Fund, LLC (“WCOF”) may elect to receive $0.40 per share in cash, up to an aggregate amount of $600,000, in lieu of EnerJex common stock.

Black Raven is majority-owned by WCOF, which currently owns approximately 16% of EnerJex and will own approximately 46% of the post-merger Company on a diluted basis. Affiliates of WCOF own approximately 24% of EnerJex and will own approximately 15% of the post-merger Company on a diluted basis. Two members of EnerJex’s Board of Directors (the “Affiliated Directors”) are affiliated with WCOF and one such member serves on Black Raven’s Board of Directors and is the Chairman of its Audit Committee.

The Company’s Board of Directors created a Special Transactions Committee (the “Committee”) consisting of its two independent Directors to evaluate this transaction and negotiate the merger agreement on behalf of EnerJex’s stockholders. The Committee engaged independent counsel, Kirkland & Ellis LLP, along with an independent financial advisor, Stifel, Nicolaus & Company, Incorporated (“Stifel”), to advise the Committee throughout this process. Black Raven’s Board of Directors also created an independent special committee to negotiate the merger agreement on behalf of Black Raven and to represent the interests of Black Raven stockholders. Following a rigorous evaluation and negotiation process and the receipt from Stifel of an opinion as to the fairness of the transaction, from a financial point of view, to the Company, the Committee voted unanimously in favor of the transaction and recommended that the Company’s Board of Directors vote in favor of the transaction and approve the merger agreement. The Affiliated Directors abstained from voting and the remainder of EnerJex’s Board of Directors voted unanimously in favor of the transaction and to recommend to EnerJex’s stockholders that they approve the issuance of EnerJex shares in the merger.

The issuance of EnerJex common stock pursuant to the merger is subject to the approval of the stockholders of EnerJex. In addition, the transaction is subject to certain other customary closing conditions. WCOF has delivered its written consent to the transaction, providing the majority vote required to approve the transaction for Black Raven. The merger is expected to close before the end of the third quarter of 2013.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “I am excited to announce this transformative transaction and I am very thankful to everyone involved at both companies for their time and efforts throughout this process. Black Raven’s team will compliment EnerJex’s team and add a significant amount of depth and talent in areas that do not overlap between the two companies. I strongly believe this transaction will enable EnerJex to accelerate growth and increase per-share value while exposing our shareholders to a substantial amount of upside potential.”

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

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Preservation of Potential Lawsuit Proceeds

EnerJex is involved in certain litigation that was disclosed on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2012. A trial is currently scheduled to hear this case in the 16th Circuit Court of Jackson County, Missouri on November 12, 2013. EnerJex believes its claims are substantial. Pursuant to the terms of the merger agreement between the Company and Black Raven, EnerJex is permitted to declare and distribute a special dividend to its stockholders of record as of a date to be determined by its Board of Directors prior to the closing of the merger, under which the Company may issue to such stockholders shares of stock, a warrant, or another right or security entitling such stockholders to receive in the aggregate a number of shares of EnerJex’s common stock equal to the quotient determined by dividing (x) the Company’s net proceeds from the lawsuit, if any, by (y) $0.70. There can be no assurance of the outcome of this litigation, including whether and in what amount EnerJex may recover damages, or what, if any, value such dividend may have.

About Black Raven Energy, Inc.

Black Raven is a Denver-based oil and natural gas exploration and production company with more than 75,000 net acres leased in the DJ Basin, including approximately 45,000 net acres that are held by production. Black Raven’s assets are focused in two core projects described below, both of which are located on trend with emerging unconventional oil resource plays.

Adena Field: Black Raven owns a 100% working interest in approximately 19,000 acres located in Morgan County, Colorado covering the vast majority of Adena Field, which has been held by production since it was unitized by the Union Oil Company of California (Unocal) in 1956. According to the Colorado Oil and Gas Conservation Commission, Adena is the third largest oil field in the history of Colorado behind Rangely and Wattenberg, having produced 75 million barrels of oil and 125 billion cubic feet of natural gas. Nearly all of the producing wells in Adena Field were temporarily abandoned or shut-in during the secondary recovery phase in the mid-1980s when oil prices collapsed, and only a small number of wells have been produced since that time.

Black Raven currently produces approximately 250 gross barrels of oil and natural gas equivalent (68% oil) per day from 8 J-Sand wells and 7 D-Sand wells in this field at a depth of approximately 5,500 feet. Approximately 135 wells are currently shut-in or temporarily abandoned, of which Black Raven has initially identified approximately 80 wells to be re-activated in the J-Sand formation or re-completed in the D-sand formation. Black Raven’s producing J-Sand wells currently average more than 10 barrels of oil per day (BOPD) and its most recent D-Sand re-completion achieved an initial peak production rate of approximately 100 BOPD before stabilizing at a rate of approximately 30 BOPD. In addition, Black Raven initiated a secondary waterflood project in an isolated D-Sand oil pool during the first quarter of 2013.

Niobrara Project: Black Raven owns leases covering more than 55,000 net acres primarily located in Phillips and Sedgwick Counties, Colorado and Perkins County, Nebraska, of which approximately 25,000 acres are held by production and more than 15,000 acres expire after 2015. Black Raven currently produces approximately 250 thousand cubic feet (MCF) of natural gas per day from the Niobrara formation in this project, the majority of which is attributable to a 6% overriding royalty interest that it owns in approximately 200 wells that were drilled during the past few years by a large independent oil and gas company.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

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Black Raven’s Niobrara acreage was high-graded based on structural features identified through analysis of 114 miles of 2D and 165 square miles (105,000 acres) of 3D seismic data on its original position of 330,000 net acres. The company has identified more than 150 high-ranked Niobrara drilling locations on its existing acreage based on 3D seismic analysis which has historically yielded success rates of approximately 90% in this play. Black Raven’s acreage is well situated with direct access to to the Cheyenne Hub market and immediate proximity to the 1,679-mile Rocky Mountain Express pipeline and the 436-mile Trailblazer pipeline.

About EnerJex Resources, Inc.

EnerJex is a domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to acquire, develop, explore and produce oil properties onshore in the United States. Additional information is available on the Company’s web site at www.enerjex.com.

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the completion of drilling for and commencement of operations at new wells, successful production at newly drilled wells, expected increases in overall production, the acquisition of operating assets and related agreements, any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of those matters, are forward-looking statements. Such statements involve material risks and uncertainties, including but not limited to: whether newly drilled or newly acquired properties will produce at levels consistent with management's expectations; market conditions; whether we will experience equipment failures and, if they materialize, whether we will be able to fund repair work without materially impairing planned production levels or the availability of capital for further production increases; the ability of EnerJex to meet its loan covenants under the debt facility that is expected to fund the costs of the new wells and to obtain financing from other sources for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly producing assets; the ability to retain necessary skilled workers to operate the new producing wells; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; the ability to manage and continue growth; and the ability of management to close the acquisition of, and successfully integrate, Black Raven. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the SEC. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

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References in this press release to pro forma ownership percentages on a diluted basis include EnerJex’s Series A Preferred Stock.

Additional Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, EnerJex intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of EnerJex that also constitutes a prospectus of EnerJex relating to EnerJex common stock. The proxy statement/prospectus will include important information about both Black Raven and EnerJex. EnerJex also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by EnerJex with the SEC at the SEC's website at www.sec.gov. You may also obtain these documents by contacting EnerJex at 210-451-5545 or at EnerJex’s website at www.enerjex.com.

EnerJex and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about EnerJex's directors and executive officers is available in EnerJex's proxy statement dated May 22, 2013 for its 2013 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from EnerJex using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

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